UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

001-35784

(Commission File Number)

98-0691007

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 28, 2018, Norwegian Cruise Line Holdings Ltd. (the “Company”) issued a press release announcing a secondary public offering (the “Offering”) of its ordinary shares by certain selling shareholders affiliated with Apollo Global Management, LLC and Genting Hong Kong Limited (the “Selling Shareholders”) and concurrent share repurchase of its ordinary shares from the underwriter. The concurrent share repurchase is part of the Company's existing $1.0 billion share repurchase program. After giving effect to the concurrent share repurchase, the Company will have approximately $598.7 million remaining authorization to repurchase its ordinary shares under its share repurchase program. Following the completion of this Offering, the Selling Shareholders will not beneficially own any ordinary shares of the Company. The press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by the Company on November 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 28, 2018	NORWEGIAN CRUISE LINE HOLDINGS LTD.

	By:	/s/ MARK A. KEMPA
Mark A. Kempa Executive Vice President and Chief Financial Officer